CERTIFICATION BY CHIEF FINANCIAL OFFICER

Exhibit 31.4

Certification of Chief Financial Officer

of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Michael L. Carroll, Chief Financial Officer, certify that:

1) I have reviewed Amendment No. 1 to the annual report on Form 10-K of Triton Pacific Investment Corporation, Inc. (the “Company”);

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: July 2, 2018

/s/ Michael L. Carroll
Michael L. Carroll Chief Financial Officer (Principal Financial Officer)